EXHIBIT 10.22
GEEKS ON CALL HOLDINGS, INC.
(a Delaware corporation)

Private Placement of Units Constituting of Common Stock
and Warrants to Purchase Common Stock

$2,000,000 Minimum
$6,000,000 Maximum

PLACEMENT AGREEMENT

August 8, 2008

Anderson & Strudwick, Incorporated
707 East Main Street
20th Floor
Richmond, Virginia 23219

Ladies and Gentlemen:

The undersigned, Geeks On Call Holdings, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with you, acting as placement agent (the “Placement Agent”) as follows:

1. Introduction. This Agreement sets forth the understandings and agreements between the Company and you whereby, subject to the terms and conditions herein contained, you will offer to sell, on a “best efforts basis” on behalf of the Company (the “Offering”), a minimum of $2,000,000 (the “Minimum Offering”) and a maximum of $6,000,000 of Units (the “Units”) (subject to the increases described in Section 4(a) below), at a price of $20,000 per Unit. Each Unit will be comprised of the number of shares funded by the issue price per share of the Company’s common stock, $0.001 par value per share (“Common Stock”), and a warrant to purchase one-half of one share of Common Stock (each, a “Warrant”) for each share of Common Stock purchased, on the terms more fully described in that certain Private Placement Memorandum including the exhibits thereto which is attached hereto as Exhibit A (the “PPM”). “PPM” means, with respect to any date or time referred to in this Agreement, the Private Placement Memorandum, as then amended or supplemented and including exhibits thereto and any documents incorporated therein by reference, which has as of that date or time been delivered to the Placement Agent. The Common Stock and the Warrants are hereinafter collectively referred to herein as “Securities”. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the PPM. For the purposes of this Agreement, unless the context otherwise requires, the term “Company” shall be deemed to also include each of the Company’s subsidiaries.

2. Representations and Warranties of the Company. The Company makes the following representations and warranties to you as of the date hereof, unless specifically indicated below.

(a) PPM. The Company has prepared the PPM. The PPM, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any untrue statement of a material fact contained in the PPM, or an amendment or supplement thereto, or the omission to state a material fact necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was made in the PPM, or an amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein. On each Closing Date (as hereinafter defined), the PPM will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(b) Organization and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and corporate authority to own its properties and conduct its business as described in the PPM. Each of the Company’s subsidiaries has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own or lease its properties and conduct its business as described in the PPM. The Company and each of its subsidiaries are duly qualified to transact business and in good standing in all jurisdictions in which the conduct of their business requires such qualifications, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in any material adverse effect, or any development involving a prospective material adverse change or effect, in or on the business, prospects, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”).

(c) Validity of Units. The Company has authorized the issuance and sale of the Units as described in the PPM. With the exception of applicable federal and state securities filings to be made by the Company, all action required to be taken by the Company as a condition to the Offering and sale of the Units to qualified accredited investors (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act.”)) has been, or prior to the applicable Closing Date, will have been taken. The Units conform to the description thereof contained in the PPM.

(d) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of the PPM is as set forth in the PPM under the heading “Capitalization”. All of the issued and outstanding equity securities have been duly authorized, validly issued, fully paid and are non-assessable, and, except as more fully described in the PPM, no holder of such shares has any preemptive rights to purchase any capital stock securities of the Company. Except as disclosed in the PPM, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. Upon issuance, the shares of Common Stock issued in the Offering will be validly issued, fully paid and non-assessable. Upon issuance, the shares of Common Stock underlying the Warrants (the “Warrant Shares”) will be validly issued, fully paid and non-assessable.

(e) Full Power. The Company has full power and authority to enter into this Agreement and to issue and deliver the Units, the Common Stock, the Warrants, and the Warrant Shares as provided herein and in the PPM and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(f) Disclosed Agreements. All agreements between or among the Company and third parties expressly referenced in the PPM and as disclosed to the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law and (ii) general equity principles.

(g) Enforceability of Warrants. Upon issuance, each of the Warrants will have been duly authorized, validly executed, and delivered on behalf of the Company, and will constitute a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, and (ii) general equity principles.

(h) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body or any other third party necessary for the valid authorization, issuance, sale, and delivery of the Units, the Common Stock, the Warrants, and the Warrant Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and by the PPM has been, or prior to the applicable Closing Date will have been, made or obtained and is, or prior to the applicable Closing Date will be, in full force and effect, except for securities filings required to be made in accordance with applicable law.

(i) Litigation. There is no pending or, to the knowledge of the Company, threatened or contemplated, action, suit, proceeding, inquiry, or investigation before or by any court or any federal, state, or local governmental authority or agency to which the Company may be a party, or to which any of the properties or rights of the Company may be subject, that is not described in the PPM and that might (i) result in a Material Adverse Effect or (ii) adversely affect the consummation of the transactions contemplated by this Agreement.

(j) Financial Statements and Current Reports. Since February 13, 2008, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(k) Disclosed Liabilities. The Company has not sustained any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitration, court or governmental action, order, or decree, otherwise than as set forth or contemplated in the PPM. Since the respective dates as of which information is given in the PPM, and except as otherwise stated in the PPM, there has not been (i) any material change in the capital stock, long-term debt, obligations under capital leases, or short-term borrowings of the Company, (ii) any event that would constitute a Material Adverse Effect, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company that is material to the business or condition (financial or other) of the Company, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company, or (v) any transaction that is material to the Company, except transactions in the ordinary course of business.

(l) Required Licenses and Permits. The Company owns, possesses, has obtained or in the ordinary course of business will obtain, and has made available for your review (or will make available for your review as requested),all material permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, or as contemplated in the PPM to be conducted (collectively, the “Permits”), and the Company has not received any notice of proceedings relating to revocation or modification of any such Permits.

(m) Internal Accounting Measures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), which are effective in all material respects to perform the functions for which they were established. There (i) are not any significant deficiencies in the design or operation of internal controls which could affect the Company’s ability to record, process, summarize, and report financial data in a manner that would reasonably be expected to have a Material Adverse Effect and (ii) has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of the Company’s disclosure controls and procedures, there have been no material changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, except where non-compliance would not reasonably be expected to have a Material Adverse Effect.

(n) Taxes. The Company has timely filed all required federal and state tax returns (taking into account any applicable extensions) and paid all taxes that have become due. No tax deficiency has been asserted against the Company. The Company does not know of tax deficiencies that are likely to be asserted against the Company that, if determined adversely to the Company, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.

(o) Compliance with Instruments. The execution, delivery and performance of this Agreement, the compliance with the terms and provisions hereof, and the consummation of the transactions contemplated herein and in the PPM by the Company do not and will not violate or constitute a breach of, or default under (i) the governing documents of the Company or any of its subsidiaries; (ii) any of the terms, provisions, or conditions of any material instrument, agreement, or indenture to which the Company is a party or by which it is bound or by which its business, assets, investments or properties may be affected; or (iii) any order, statute, rule, or regulation of any court or any federal, state or local governmental authority or agency having jurisdiction over the Company. To the knowledge of the Company, the execution, delivery and performance of this Agreement, the compliance with the terms and provisions hereof, and the consummation of the transactions contemplated herein do not and will not result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company.

(p) Insurance. The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate by management for its business, all of which insurance is in full force and effect.

(q) Work Force. To the knowledge of the Company, no general labor problem exists or is imminent with the employees of the Company which would reasonably be expected to have a Material Adverse Effect.

(r) Investment Company Act. The Company is not an “investment company” or an entity that “controls” or is “controlled by” an “investment company,” as such terms are defined under the Investment Company Act of 1940, as amended.

3. Representations and Warranties of Placement Agent. You, as Placement Agent, represent and warrant to the Company that:

(a) Organization. You have been duly incorporated and are validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia with power and corporate authority to enter into this Agreement and to provide the services to be furnished to the Company hereunder.

(b) Broker-Dealer Registration. You are a member, in good standing, of the Financial Industry Regulatory Authority (“FINRA”), are duly registered as a broker-dealer under the Exchange Act, and under the laws of each state in which you propose to offer the Units, except where such registration would not be required by law, and you and your employees, agents and representatives who shall perform any of the services required to be performed by you hereunder have all licenses, approvals and permits necessary to perform such services.

(c) Authorization. This Agreement has been duly authorized, validly executed and delivered by you and is a valid and binding agreement of the Placement Agent, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(d) Distribution of PPM Supplements. Until the termination of this Agreement, if any event affecting the PPM, the Company or you shall occur which, in the opinion of counsel to the Company, should be set forth in a supplement to the PPM, you agree to distribute each supplement of the PPM to each person who has previously received a copy of the PPM from you and you further agree to include such supplement in all future deliveries of the PPM. Neither you nor any person associated with you has provided or shall provide to any investor any information regarding the Company which is not included in the PPM.

(e) “Accredited Investors”. You represent that prior to offering the Units to an investor, you have had and shall have reasonable grounds to believe, on the basis of information obtained from the investor, that the investor is an “accredited investor” (as such term is defined in Rule 501 under the Securities Act).

(f) No General Advertising or General Solicitation. You represent that you have not engaged and will not engage in general advertising or general solicitation within the meaning of Rule 502(c) under the Securities Act, or otherwise have engaged or will engage in any activities which would render unavailable to the Company an exemption from (i) the registration requirements of the Securities Act, pursuant to Section 3(b) or 4(2) thereof or Regulation D thereunder, and (ii) the securities laws of any state or other jurisdiction in which the Units are offered or sold.

(g)  Offering Documents and Communications. You have not and will not make an offer of Units (or of any securities, the offering of which may be integrated with the Offering) on the basis of any communications or documents relating to the Company or the Units except the PPM and the exhibits thereto and documents described or referred to therein (including the subscription materials). Without limiting the generality of the foregoing, you have not and will not make any representation as to any rate of return on investment that an offeree may obtain from the ownership of the Securities other than as set forth in the PPM. You will deliver a copy of the PPM to each prospective investor solicited by you prior to such offeree’s execution of the subscription documents or, in the case of amendments or supplements to the PPM (other than those amendments and supplements approved in writing by the Company but designated in writing as not subject to this requirement), prior to such offeree’s execution of an acknowledgment of receipt of such amendment or supplement and reconfirmation of intent to subscribe.

(h) No “Underwriters”. You will exercise reasonable care to determine that prospective Investors are not “underwriters” within the meaning of Section 2(11) of the Securities Act, and in that connection will obtain from each investor purchasing Securities in the Offering duly executed subscription documents, in the forms attached to the PPM or otherwise provided to you by the Company and approved by you and your counsel.

    (i) Absence of Proceedings. No action or proceeding against the Placement Agent before the SEC, FINRA, any state securities commission, or any state or federal court is pending or, to the Placement Agent’s knowledge, threatened concerning the Placement Agent’s activities as a registered and licensed broker-dealer which could reasonably be expected to limit the ability of the Placement Agent to perform its obligations under this Agreement.

4. Sale of Units.

(a) Exclusive Agency. The Company hereby appoints you as its exclusive agent to offer for sale, and hereby agrees to sell during the Offering Period (as defined in Section 4.(c)), a minimum of $2,000,000 and a maximum of $6,000,000 of Units on the terms more fully described in the PPM. It is understood and agreed that you may increase the maximum size of the Offering at any time and from time to time by 15% at your sole discretion to cover any over-allotments. In addition, the Company and you may increase the maximum size of the Offering upon mutual consent based upon the market conditions prevailing at the time and any such change would be documented in an amendment to this Agreement. You may engage other brokers/dealers and syndicators selected by you to assist you in the Offering (each such broker/dealer and syndicator being hereinafter referred to as a “Selling Group Member”), subject to the conditions set forth herein and such Selling Group Member’s agreement to make such representations and warranties to, and covenants and agreements with, the Company (including an agreement to indemnify the Company on terms substantially similar to Section 8 below) as provided herein. You may allow such Selling Group Member such part of the compensation and payment of expenses payable to you under Section 4.(e) below as you shall determine, provided that the Company shall have no obligation to pay any fee or other consideration to you or any Selling Group Member other than as provided in Section 4.(e) below. Any such broker/dealer shall be a member firm in good standing as a broker-dealer under the rules of FINRA. The Company hereby agrees to make such representations and warranties to, and covenants and agreements with, any Selling Group Member (including an agreement to indemnify such Selling Group Member on terms substantially similar to Section 8 below) as provided herein. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you accept such appointment and agree to use your best efforts as agent to offer the Units for sale for the account of the Company, on a cash basis only. Nothing contained herein shall be construed in any way as precluding or restricting your right to sell or offer for sale securities issued by any other person, including securities similar to, or competing with, the Units. It is understood between the parties that there is no firm commitment by you to purchase any or all of the Units.

(b) Obligation to Offer Units. Your obligation to offer the Units is subject to the absence of any prohibitory action by any governmental body, agency, or official, and is subject to the terms and conditions contained in this Agreement and in the PPM.

(c) Offering Termination Date. The “Offering Period” shall commence on the day that the PPM is first made available to prospective investors in connection with the offering for sale of the Units and shall continue until the “Offering Termination Date,” which shall be the earlier of (i) the date $6,000,000 in aggregate principal amount of the Units have been sold, (ii) October 11, 2008, unless extended by mutual agreement to a date no later than December 31, 2008, or (iii) an earlier termination date as determined pursuant to Section 10 hereof.

(d) Closing Date. The Company and you agree that the Offering may close in several tranches (each a “Closing”) following the satisfaction of the Minimum Offering. As and when any Closing is effected, each of which shall be on a date (each, a “Closing Date”) (i) on or before the Offering Termination Date when proceeds from the Units sold are received and accepted and (ii) at such time and place as determined by agreement between the Company, you and prospective investors (which determination shall be subject to the satisfaction on such date of the conditions contained herein), the funds received from investors will be delivered by [SunTrust Bank] (the “Escrow Agent”) to the Company, by wire transfer of immediately available funds, except for the placement fees payable to you pursuant to the provisions of Section 4.(e) of this Agreement which shall be delivered by the Escrow Agent to you.

(e) Placement Fee. In consideration for your execution of this Agreement and for the performance of your obligations hereunder, the Company and you agree as follows:

(i)  The Company has paid to you a non-refundable advisory fee of $5,000.

(ii)  On each Closing Date, the Company shall pay you, as provided in Section 4.(d) above, a placement fee computed at the rate of 10.0% of the purchase price of the Units sold by you, provided, however, such amount shall be reduced to 4.0% of the purchase price of Units sold by you to certain existing shareholders of the Company, identified on Exhibit B hereto, who have an a right to participate in the Offering (collectively, the “Participating Shareholders”).

(iii)  During the term of the Warrants and upon the exercise of a Warrant, the Company shall pay you a warrant fee (“Warrant Fee”) equal to 2.5% of the exercise price of the exercised Warrants (other than Placement Agent Warrants (as hereinafter defined)), provided, however, such amount shall be reduced to 1.0% of the exercise price of Warrants exercised by Participating Shareholders. Such fee shall be payable within five business days of receipt by the Company of the exercise price from a holder of the Warrants. The Warrant Fee shall be payable in accordance with the applicable rules of FINRA and the form of Warrants issuable to investors shall include an appropriate disclosure regarding payment of the Warrant Fee upon terms acceptable to the Placement Agent.

(iv)  The Company will issue to you warrants (the “Placement Agent Warrants”), to purchase a number of shares of Common Stock equal to 8.0% of the number of shares of Common Stock issued in the Offering (provided however, that such percentage shall be reduced to 3.20% with respect to the shares of Common Stock issued to Participating Shareholders in the Offering). The Placement Agent Warrants shall have the terms provided for in the form of Placement Agent Warrant attached hereto as Exhibit C.

(f) Delivery of Units. Delivery of the securities underlying the Units on each Closing Date shall be made at such place as shall be agreed upon by the Company and you prior to each Closing Date.

(g) No Registration. The Offering will be made pursuant to the PPM. The Securities will not be registered under the Securities Act, but will be issued in reliance on the private offering exemption available under Section 3(b) or 4(2) of the Securities Act and the Rules and Regulations (as defined below) promulgated thereunder, including Regulation D. You understand that all subscriptions for Units are subject to acceptance by the Company in its sole discretion. The Company reserves the right in its discretion to accept or reject any or all subscriptions for Units, in whole or in part, regardless whether any funds have been deposited into an escrow account. Any subscription monies received by you from investors will be handled in accordance with Rule 15c2-4 under the Exchange Act, whether or not you are subject to the Exchange Act, and as otherwise may be prescribed by the terms of the PPM. As used herein, the term “Rules and Regulations” means the applicable rules and regulations promulgated under the Securities Act and the Exchange Act.

(h) Solicitation Prohibition. The Company agrees that, for a period of 12 months from the final Closing Date of the Offering, it shall not directly or indirectly, solicit offers to buy or sell any securities of the Company or any other entity from or to any Source(s) (as defined below) contacted by you who purchases Units in connection with the Offering, or provide the name of any such person to any securities broker or dealer or selling agent. In the event that the Company directly or indirectly solicits, offers to buy from or offers to sell to any Sources any securities of the Company or provides the names of any Sources to any securities broker or dealer or selling agent, and such Source purchases securities from any other securities broker, dealer or selling agent, the Company shall pay to you a cash fee in an amount equal to 10% of the aggregate purchase price of the securities so purchased by such Source. As used herein, “Source” shall mean (i) any corporation, company, institution, partnership, individual that is directly or indirectly contacted by you for the purpose of investing in the Offering and (ii) named in a written list provided by you to the Company prior to the final Closing. The provisions of this Subsection (h) shall survive termination of this Agreement.

(i) Advertising. After the final Closing, the Placement Agent shall have the right to place “tombstone” advertisements in newspapers and journals, at the Placement Agent’s own expense, describing its services to the Company under this Agreement, provided that each such advertisement is subject to prior approval by the Company which will not be unreasonably withheld.

5.  Expenses.

(a)  Company Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the cost of obtaining regulatory approvals, if any; (ii) the cost of preparation of this Agreement and such other documents as may be required in connection with the offering, sale and delivery of the Units; (iii) the cost of preparing, including printing and distributing, the PPM; (iv) the costs of blue sky qualification of the Units pursuant to Section 6.(a)(v) hereof; and (v) all fees and disbursements of the Company’s counsel, accountants, agents and other advisors. In the event the Placement Agent incurs prior to the Offering Termination Date any such fees and expenses on behalf of the Company, the Company will reimburse the Placement Agent for such reasonably incurred and documented fees and expenses whether or not the transactions contemplated hereby are consummated.

(b)  Placement Agent Expenses. In addition to the expenses to be borne by the Company under paragraph (a) above, the Company shall reimburse the Placement Agent upon request made from time to time, but no less often than monthly, for its reasonable and documented out-of-pocket expenses, including, without limitation, legal fees and expenses not to exceed $35,000 without the Company’s prior approval, which approval will not be unreasonably withheld, for accountable legal expenses incurred prior to the Offering Termination Date in connection with its engagement hereunder regardless of whether the Offering is consummated, and further including, without limitation, promotional and travel expenses (but excluding charter air travel).

6. Covenants.

(a) Covenants of the Company. The Company covenants with you as follows:

(i) Notices. The Company promptly will notify you, and confirm such notice in writing, (A) of any fact that would make materially inaccurate any representation or warranty by the Company and (B) of any change in facts on which your obligation to perform under this Agreement is dependent.

(ii) Delivery of PPM. The Company will deliver to you at its expense, from time to time, such number of copies of the PPM and supplements and amendments thereto, if any, as you may reasonably request; it being agreed that you will not provide the PPM to any third party after the Offering Termination Date, except as required by law.

(iii) Application of Net Proceeds. The Company will apply the net proceeds received from the sale of the Units in all material respects as set forth in the PPM.

(iv) Cooperation with Your Due Diligence. At all times prior to the Offering Termination Date, the Company will cooperate with you in such investigation as you may make or cause to be made of all the business and operations of the Company in connection with the sale of the Units, and will make available to you in connection therewith such information in its possession as you may reasonably request, all of which you agree to safeguard as the confidential information of the Company and to refrain from using for any purpose adverse to interests of the Company.

(v) Blue Sky Qualification. The Company, in good faith and in cooperation with you, will use commercially reasonable efforts to establish an exemption of the Units from registration or qualification for offering in sale under the “blue sky” or securities laws in such jurisdictions as you from time to time may reasonably designate.

(b) Your Covenants. You covenant with the Company as follows:

(i) You have not provided and will not provide to the purchasers of Units any written or oral information regarding the business of the Company, including any representations regarding the Company’s financial condition or financial prospects, other than such information as is contained in the PPM.

(ii)  Pursuant to its appointment in this Agreement, the Placement Agent will use its best efforts as agent for the Company in the Offering in a manner intended to be in compliance with the offering procedures set forth in the PPM.

(iii) Any subscription monies received by the Placement Agent from investors will be handled in accordance with the requirements of Rule 15c2-4 under the Exchange Act, whether or not you are subject to the Exchange Act, and as otherwise may be prescribed by the terms of the PPM.

(iv) The Placement Agent will promptly (and in any event not later than the next business day after it becomes aware of such information or occurrence) notify the Company (and confirm any oral notice in writing) of the issuance by any court, state securities administrator or other agency of competent jurisdiction of any stop order preventing or suspending the use of the PPM or the sale of the Units, or the suspension of qualification of the Units for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes.

(v)  The Placement Agent will maintain in confidence any confidential or proprietary information (“Confidential Information”), whether oral or written or in electronic or any other format, including financial, commercial, market, or customer data, business techniques or strategies, and/or know-how (in whatever format such information may exist or shall exist), whether disclosed by the Company or the Company’s agents to the Placement Agent or the Placement Agent’s agents or learned or observed by the Placement Agent or the Placement Agent’s agents as a consequence of the evaluation of or by reason of being allowed to view the Company’s records, products, processes, or facilities; provided, however, that “Confidential Information” shall not include any information that is generally available to the public, is otherwise in the public domain, becomes publicly known through no breach of this Agreement, is already known or becomes known to the Placement Agent through sources not known by the Placement Agent to be under a legal obligation not to disclose the information or is approved for release by written authorization of an officer of the Company. Confidential Information shall be protected with the same degree of care as the Placement Agent uses in the protection of its own confidential and proprietary information, but in no case with any lesser degree than reasonable care. The Placement Agent shall not disclose Confidential Information to any third party, except as necessary to fulfill its obligations under this Agreement. The Placement Agent shall use Confidential Information only for the purpose of fulfilling its obligations under this Agreement, and shall not exploit Confidential Information for its own benefit or for the benefit of another.

(vii) The Placement Agent will use its best efforts to maintain its broker-dealer registration and license as a selling agent in each of the jurisdictions in which it acts as agent for the Company in the Offering for a period ending at the Offering Termination Date.

7. Conditions of Obligations. Your obligations hereunder shall be subject to the following terms and conditions (and subject to the Company’s satisfaction thereof in your reasonable discretion):

(a)  Conditions of Your Obligations.

(i) Closing Date Matters. On each Closing Date, (x) to the Company’s knowledge, there shall be no prohibitory action by any governmental body, agency or official suspending or prohibiting, or threatening to suspend or prohibit, use of the PPM in connection with the Offering; (y) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date and (z) the representations and warranties of the Company set forth in Section 2 of this Agreement shall be accurate in all material respects as though expressly made at and as of the Closing Date. On each Closing Date, you shall have received a certificate executed by the Chief Executive Officer of the Company, dated as of such Closing Date, to such effect.

(ii) Corporate Documents. The Company has not amended and will not amend the Company’s governing documents in a manner such that after such amendment, the Company’s governing documents would not be appropriate in order to carry out the intent of this Agreement.

(iii)  Additional Information. On each Closing Date, you shall have been furnished with all such documents, certificates and opinions as you may reasonably request and all proceedings taken by the Company at or prior to such Closing Date in connection with the authorization, issuance and sale of the Units as contemplated in this Agreement, shall be satisfactory in form and substance to you and to your counsel. The Company will furnish you with such number of conformed copies of such certificates, opinions, letters and documents as you shall reasonably request. Any certificate signed by any officer, partner, or other official of the Company and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the statements made therein.

(iv) The Company shall have executed and delivered copies of the Escrow Agreement in the form attached as Exhibit D and the Shareholders Agreement in the form attached as Exhibit E.

If any of the conditions specified in this Section 7.(a) shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on written notice to the Company at any time at or prior to a Closing Date, and such termination shall be without liability of any party to any other party, except as specifically provided for herein. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

(b) Conditions of the Company’s Obligations. The obligations of the Company to sell and deliver the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date, (i) to the Company’s knowledge, there shall be no prohibitory action by any governmental body, agency or official suspending or prohibiting, or threatening to suspend or prohibit, use of the PPM in connection with the Offering and (ii) the Escrow Agent shall have tendered to the Company payment for the Units.

8. Indemnification and Contribution.

(a) Indemnification by the Company. The Company will indemnify and hold you harmless against any losses, claims, damages, or liabilities, joint or several, to which you may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty or covenant of the Company herein contained or any untrue statement or alleged untrue statement of a material fact contained in the PPM, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any documented legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the PPM, or any such amendment or supplement thereto, (i) in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein or (ii) that was corrected in an amendment or supplement to the PPM that the Company made available to you and that you failed to timely deliver to the person asserting a claim giving rise to such liability, (B) the breach by you of any representation or warranty made by you herein, (C) any violation of any federal or state securities law in the conduct of the Offering or (D) your gross negligence, misconduct or bad faith. In addition to its other obligations under this Section 8.(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8.(a), it will reimburse you on a monthly basis for all documented legal and other expenses reasonably incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to you within 30 days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the “Prime Rate”) from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. The Company will not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not you are a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of you from all liability arising out of such action or claim (or related cause of action or portion thereof).

The indemnity agreement in this Section 8.(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you within the meaning of the Securities Act or the Exchange Act to the same extent as such agreement applies to you.

(b) Indemnification by You. You will indemnify and hold harmless the Company against any losses, claims, damages, or liabilities, joint or several, to which the Company may become subject, under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, or covenant by you herein contained, (ii) any untrue statement or alleged untrue statement of a material fact contained in the PPM, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the PPM, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein, or any failure on your part to timely deliver an amendment or supplement to the PPM that the Company made available to you and that corrected any statement or omission in the PPM which forms the basis for a claim against the Company, (iii) any violation of any federal or state securities law in the conduct of the Offering, or (iv) your gross negligence, willful misconduct or bad faith. You will reimburse the Company for any documented legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability, or action. In addition to your other obligations under this Section 8.(b), you agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement, action or omission, or any alleged statement, action or omission, described in this Section 8.(b), you will reimburse the Company on a monthly basis for all documented legal and other expenses reasonably incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that you may otherwise have. You will not, without the Company’s prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Company is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of the Company from all liability arising out of such action or claim (or related cause of action or portion thereof).

The indemnity agreement in this Section 8.(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as such agreement applies to the Company.

(c) Notices of Claims; Employment of Counsel. Any party that proposes to assert the right to be indemnified under this Section 8 promptly shall notify in writing each party against which a claim is to be made under this Section 8 of the institution of such action but the omission so to notify such indemnifying party of any such action shall not relieve it from any liability it may have to any indemnified party except (i) to the extent that the omission to notify shall have caused or increased the indemnifying party’s liability, and (ii) that the indemnifying party shall be relieved of its indemnity obligation for expenses of the indemnified party incurred before the indemnifying party is notified. Such indemnifying party or parties shall assume the defense of such action, including the employment of counsel (satisfactory to the indemnified party) and payment of fees and expenses. An indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action or the indemnifying party or parties shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties reasonably shall have concluded that there may be defenses available to it or them that are different from or additional to those available to such indemnifying party or parties (in which case such indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party or parties. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

(d) Arbitration. It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 8.(a) and 8.(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 8.(a) and 8.(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 8.(a) and 8.(b).

(e) Contribution. If the indemnification provided for in Section 8.(a) or 8.(b) is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then the Company on the one hand and you on the other shall contribute to the amount paid or payable as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and you shall contribute to such amount paid or payable in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements, omissions, breaches or violations that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total placement fees received by you in each case as set forth in the table on the cover page of the PPM. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or to information with respect to you and furnished by you respectively, in writing specifically for inclusion in the PPM on the other and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 8.(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8.(e). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8.(e) shall be deemed to include any documented legal or other expenses reasonably incurred by any such party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to the transactions giving rise to the right of contribution provided in this Section 8.(e) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8.(e), each person, if any, who controls you within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as you, and each director and officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

9. Representations and Agreements to Survive. Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by you, or on your behalf, or by any controlling person, or by or on behalf of the Company, and shall survive until the fifth anniversary of the Offering Termination Date or the termination of this Agreement pursuant to Section 10 hereof.

10. Termination of Agreement.

(a) You shall have the right to terminate this Agreement by written notice to the Company at any time prior to the Closing Date (i) if any representation or warranty of the Company hereunder shall be found to have been incorrect or misleading in any material respect when made or the Company shall fail, refuse, or be unable to perform any of its agreements hereunder or to fulfill any condition of its obligations hereunder or (ii) if there shall have been since the respective dates as of which information is given in the PPM a Material Adverse Effect.

(b) The Company shall have the right to terminate this Agreement by written notice to you.

(c) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5, and provided further that Section 6(b)(v) and Section 8 hereof shall survive such termination and remain in full force and effect.

11. Notices.

(a) Method and Location of Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be sent by overnight courier, hand-delivered or telecopied and confirmed as follows:

To the Company:

Geeks On Call Holdings, Inc.
814 Kempsville Road, Suite 106
Norfolk, Virginia 23501
Attention: Richard T. Cole, Chief Executive Officer
Telecopier No.: (757) 466-3457

with a copy to:

Troutman Sanders LLP
222 Central Park Avenue, Suite 2000
Virginia Beach, VA 23462
Attention: James Wheaton, Esquire
Telecopier No.: (757) 687-1501

To You:

Anderson & Strudwick, Incorporated
707 East Main Street, 20th Floor
Richmond, Virginia 23219
Attention: Rodney Martin
Telecopier No.: (804) 648-3404

with a copy to:

Kaufman & Canoles
Three James Center, 12th Floor
1051 East Cary Street
Richmond, Virginia 23219
Attention: Bradley A. Haneberg, Esq.
Telecopier No.: (804) 771-5777

(b) Time of Notices. Notice shall be deemed to be given by you to the Company or by the Company to you when it is sent by overnight courier, hand-delivered or telecopied as provided in Section 11.(a).

12. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon you, your controlling persons referred to in Section 8 and the Company, its directors, its officers and its controlling persons referred to in Section 8, and their respective successors, legal representatives and assigns. No other person shall have or be construed to have a legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

14. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

l5. Counterparts. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

GEEKS ON CALL HOLDINGS, INC.
By:_____________________________
Richard T. Cole, Chief Executive Officer

Confirmed and accepted as of
the date first above written:

ANDERSON & STRUDWICK, INCORPORATED

By: ___________________________________
Rodney Martin
Senior Vice President